Exhibit 99.1

RGS Energy Signs Letter of Intent for New $5 Million Loan Facility

LOUISVILLE, CO, December 18, 2015 – RGS Energy (NASDAQ: RGSE), a residential and small commercial solar company since 1978, has signed a letter of Intent for a new $5 million loan facility. The new loan facility will replace the company’s existing line of credit with Silicon Valley Bank. The new loan facility will be provided by Solar Solutions and Distribution, LLC (Solar Solutions), a Colorado-based renewable energy solutions company. In addition to distributing standard solar products since 2009, Solar Solutions is in the business of delivering innovative, engineered, and cost effective sustainable energy solutions and products globally. Solar Solutions has been doing business with RGS Energy since 2010.

“We are excited about this new loan facility and expanding our relationship with Solar Solutions and Distribution,” said Dennis Lacey, CEO of RGS Energy. “This new facility will provide us with more favorable terms than our current bank line, including access to more funds through the use of additional collateral and an extended term through March 31, 2017. We expect this new facility to be in place by the end of 2015.”

About RGS Energy

RGS Energy (NASDAQ: RGSE) a rooftop installer of solar equipment, serving residential and small business customers in the mainland U.S. and Hawaii. Beginning with one of the very first photovoltaic panels sold in 1978, the company has installed tens of thousands solar power systems. RGS Energy makes it possible for customers to save on their energy bill by providing a comprehensive solar solution, from design, financing, permitting and installation to ongoing monitoring, maintenance and support.

For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. RGS Energy is a trade name and RGS Energy makes filings with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.” For more information about the company, visit www.rgsenergy.com.

Forward-Looking Statements and Cautionary Statements

This press release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “anticipate,” “expect,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the failure to finalize and execute the new loan facility described in this press release and such other factors as discussed throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2014 and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A, Risk Factors included in our Quarterly Reports on Form 10-Q for the quarterly periods in 2015.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. These documents are available on both the EDGAR section of the SEC's website at www.sec.gov and the Investor Relations section of the company's website at www.rgsenergy.com.

Investor Relations Contact

Ron Both, Senior Managing Director

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com